RECONCILIATION AND OFFSET AGREEMENT


     THIS RECONCILIATION AND OFFSET AGREEMENT is made as of this 31st day of December, 1992, among CAROLCO PICTURES INC., a Delaware corporation ("CPI"), CAROLCO INTERNATIONAL N.V., a Netherlands Antilles corporation ("CINV"), LIVE ENTERTAINMENT INC., a Delaware corporation ("LEI"), LIVE HOME VIDEO INC., a Delaware corporation ("LHV") and LEI-IVE ENTERTAINMENT N.V., a Netherlands Antilles corporation ("LIVE NV").

     WHEREAS, CPI, CINV and their affiliates, on the one hand (collectively, the "Carolco Group") and LEI, LHV, LIVE NV and their affiliates, on the other hand (collectively, the "LIVE Group") are parties to various transactions requiring the payment of sums from members of one Group to members of the other; and

     WHEREAS, the parties desire to reconcile the open account relationship between them, confirm the various amounts owing by members of each Group to members of the other, permit the offset of the various accounts and memorialize the terms of payment of amounts remaining owing from members of one Group to members of the other.

     NOW, THEREFORE, for and in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration by each of the parties hereto in hand paid to the others, the receipt and adequacy of which are hereby acknowledged, CPI and CINV, on behalf of the Carolco Group, and LEI, LHV and LIVE NV, on behalf of the LIVE Group, hereby agree as follows:

     1.   As of the date hereof, the following amounts, totalling
$23,218,508, are due from members of the Carolco Group to members of the LIVE Group for the reasons set forth on Exhibit 1 attached hereto.

     2.   As of the date hereof, the following amounts, totalling
$14,209,502, are due from members of the LIVE Group to members of the Carolco Group for the reasons set forth on Exhibit 2 attached hereto.

     3. CPI and CINV, on behalf of the Carolco Group, hereby confirm that the LIVE Group may offset the amounts owing by members of the LIVE Group to members of the Carolco Group under paragraph
2 against the amounts owed to members of the LIVE Group under paragraph 1, and hereby agree that the remainder of $9,009,006 shall be paid as follows:

          a. $3,644,567 of such amount shall be paid by CPI assigning and delivering to LHV that certain Non-Negotiable
Promissory Note dated September 24, 1990, in the original principal amount of Three Million Dollars ($3,000,000), together with accrued interest through the date hereof of $644,567, issued by Strawberries Inc. to the order of CPI; and

          b. The remaining $5,364,439, plus interest thereon from the date hereof until the date paid or satisfied at the rate set forth in that certain Third Amended and Restated Loan and Security Agreement dated as of July 26, 1990, as amended, between certain members of the LIVE Group as borrowers and Chemical Bank and others as lenders, shall be reduced by way of offset by the following:

               i. All proceeds under the "Light Sleeper" existing and future distribution and/or sublicense agreements between CPI and/or
                         CINV and any sublicensor shall be
                         assigned to LHV (for domestic and
                         Canadian proceeds) or LIVE NV (for
                         international proceeds);
               ii. All proceeds under the "Reservoir Dogs" existing and future distribution and/or sublicense agreements between LHV and
                         LIVE NV, on the one hand, and CPI and
                         CINV, on the other, shall be assigned to LHV (for domestic and Canadian proceeds) or LIVE NV (for international proceeds);
                         and
               iii. All payments to be received by Orbis (now Carolco Television Inc.) on sublicense, sale or other transactions related to LIVE product; and
               iv.       Payments currently due to, or to become
                         due to, CINV for German language home
                         video rights in Europe for the following completed films, for which delivery has not been made as of the date hereof:
                              1.   "Career Opportunities";
                              2.   "Opportunity Knocks"; and
                              3.   "The Wizard."

     Furthermore, the parties agree that if in the future amounts are owing by any member of the LIVE Group to any member of the Carolco Group, while at the same time other amounts are owing by any member of the Carolco Group to any member of the LIVE Group, such amounts may be offset against each other, with such offset to be effected by the appropriate member of the offsetting Group sending a notice thereof to the other Group identifying the amounts being offset. In the case of notice to the Carolco Group, such notice shall be sent in care of the Chief Financial Officer of CPI; in the case of notice to any member of the LIVE Group, such notice shall be sent in care of the Chief Financial Officer of LHV.

     Notwithstanding the provisions of the immediately preceding paragraph, the parties hereto agree that unless the written consent of the appropriate member of the Carolco Group is first obtained, members of the LIVE Group may not offset against any amounts otherwise owing to any member of the Carolco Group any amounts claimed owing to LHV by reason of profit shortfalls in Packages #1, #2 or #3 above and beyond the amounts set forth in Exhibit 1 hereto, provided however, that, in accordance with the agreements governing such Packages, LHV may offset such shortfalls against amounts owing for advances for films to be provided by CPI to LHV in the future.

     4. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Reconciliation and Offset Agreement as of the day and year first above written.

CAROLCO PICTURES INC.                   CAROLCO INTERNATIONAL N.V.


By:                                     By:

Title:                                  Title:



LIVE HOME VIDEO INC.                    LEI-IVE ENTERTAINMENT N.V.


By:                                     By:

Title:                                  Title:



LIVE ENTERTAINMENT INC.


By:

Title: